                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Nicolaos V. Arvanitidis, Donald J. Stewart and Sally A. Davenport, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 registering the securities of Liposome Technology, Inc., and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


  /s/ Nicolaos V. Arvanitidis                           /s/ Robert G. Faris
- ------------------------------                    ------------------------------
(Nicolaos V. Arvanitidis)                         (Robert G. Faris)



    /s/ Robert B. Shapiro                             /s/ I. Craig Henderson
- ------------------------------                    ------------------------------
(Robert B. Shapiro)                               (I. Craig Henderson)



   /s/ Richard C.E. Morgan                             /s/ E. Donnall Thomas
- ------------------------------                    ------------------------------
(Richard C.E. Morgan                              (E. Donnall Thomas)